Exhibit 99.1

          COLUMBIA BANCORP CONTINUES STEADY GROWTH IN FIRST QUARTER

       Net Income Grew 12% to $3.7 Million, or $0.37 Per Diluted Share; Bank Continues Regional Growth With New Branches in Washington and Oregon

    THE DALLES, Ore., April 26 /PRNewswire-FirstCall/ -- Columbia Bancorp (Nasdaq: CBBO), the financial holding company for Columbia River Bank, reported today its long-term trend in steady earnings growth continued into 2006, with record net income and a marked jump in net interest margin (NIM) over the previous quarter.

    *  1Q06 Return on Equity (ROE) was 19.01%
    *  1Q06 Return on Assets (ROA) was 1.84%
    *  1Q06 (tax equivalent) Net Interest Margin (NIM) was 6.37%
    *  1Q06 Efficiency Ratio was 54.47%

    First quarter net income was $3.7 million, or $0.37 per diluted share, compared to $3.3 million and $0.33 per diluted share in the first quarter of 2005, a 12% increase.

    COMPANY BUSINESS TRENDS

    The Company set major areas of focus for 2006, including:

    *  Operational efficiency
    *  Well-planned branch expansion
    *  Balanced deposit and loan growth
    *  Attractive products and services, and customer convenience
    *  Continued loan quality

    According to Columbia Bancorp President and CEO, Roger Christensen, much of the Company's expansion in 2006 is due to the first two initiatives, efficiency and expansion. In commenting about the efficiency focus, Christensen said, "We've stayed consistent with our pricing standards and quality underwriting of our loan portfolio."

    Christensen said the Company's branch expansion plans are on track. New branches in The Dalles, Oregon, and Richland, Washington, opened during the quarter, and three more branches are on target to open in the second quarter, in Pasco, Yakima and Sunnyside, Washington. The Company also plans to open a loan production office in the Portland metropolitan area.

    "We are interested in Yakima and Sunnyside not only because of the economic vitality of those communities, but because of the high-quality employees we will bring into the Bank to serve our customers," said Christensen. "The expansion of our footprint into Pasco, Sunnyside and Yakima complement our existing presence in Richland, Washington, with the communities all connected by the Interstate 82 corridor."

    Management emphasizes the importance of strong hiring practices and fostering a positive working environment; its efforts were rewarded recently when the Company was once again voted by its employees as one of Oregon's Best Places to Work in Oregon Business Magazine's annual survey.

    The Company continues to listen carefully to its customer base and design products and services to meet marketplace needs. "Brand-building is important to us, and we continue to do so with great service and through deepening relationships," said Shane Correa, Executive Vice President and Chief Banking Officer. "We plan to continually add new services and stay focused on customer convenience."

    INCOME STATEMENT PERFORMANCE

    Revenue (net interest income plus non-interest income) for the first quarter grew to $14.3 million, compared to $12.0 million in the first quarter of 2005. Net interest income before the provision for loan losses set yet another new quarterly record with growth to $12.0 million, a 24% increase over last year's first quarter total of $9.7 million.

    The tax equivalent net interest margin was 6.37%, a significant increase over 5.82% in the first quarter of 2005. Executive Vice President and Chief Financial Officer, Greg Spear, attributes the exceptional performance to a well-ordered strategy on loan and deposit pricing. Further, Spear said the Bank's balance sheet has been carefully positioned to take advantage of interest rate changes by the Federal Reserve Board.

    Non-interest income for the first quarter remained relatively unchanged over last year's first quarter, at $2.3 million. Non-interest expense for the first quarter stood at $7.8 million, over last year's first quarter total of $6.6 million, representing an increase of 18%.

    The Bank's efficiency ratio for the first quarter was 54.47%, compared to 54.92% in the first quarter 2005. The efficiency ratio, an important measure of productivity in the banking industry, is calculated by dividing non- interest expense by net interest income and non-interest income, which measures overhead costs as a percentage of total revenues.

    BALANCE SHEET PERFORMANCE

    The Company's loan portfolio exceeded management's expectations by growing to $684.1 million in gross loans, a 17% increase over $583.0 million in last year's first quarter. Total assets as of March 31, 2006, stood at $856.7 million, an increase of 15% over $744.0 million as of March 31, 2005.

    Total deposits increased 14%, with a first quarter 2006 total of $722.6 million, compared to $635.8 million in the first quarter of last year.

    Shareholders' equity increased by 17% to $80.5 million, or $8.15 per outstanding share at the end of the first quarter, up from $68.8 million, or $7.03 per outstanding share for the first quarter of 2005. Tangible book value stands at $7.40 as of March 31, 2006, compared to $6.07 for the quarter a year prior.

    ASSET QUALITY

    Asset quality remains in line with peer group, with non-performing assets of $2.8 million, or 0.33% of total assets, compared to an unusually low $789,000, or 0.11% of total assets, for last year's first quarter. Net charge-offs for the first quarter were $520,000, or 0.08% of gross loans compared to $135,000, or 0.03% of gross loans, through March 31, 2005.

    The allowance for loan loss was $8.9 million, or 1.30% of gross loans, at March 31, 2006, compared to $8.2 million, or 1.42% of gross loans, at March 31, 2005.

    EARNINGS TELECONFERENCE AND WEBCAST

    Columbia will conduct a Teleconference and Webcast on Wednesday, April 26, 2006, at 12:00 noon Pacific Time (3:00 p.m. Eastern Time) when management, led by Roger Christensen, will discuss results for the first quarter 2006. To participate in the call, dial 1-866-271-0675 the conference ID is 22912648. The live Webcast can be heard by going to Columbia Bancorp's web site, www.columbiabancorp.com, and clicking on Presentations/Webcast under the Investor Relations section.

    The call replay will be available starting two hours after the completion of the live call until May 1, 2006. To listen to the replay dial 1-888-286-8010 and use access code 70751302. The Webcast will be archived on Columbia Bancorp's website.

    ABOUT COLUMBIA BANCORP

    Columbia Bancorp (www.columbiabancorp.com) is the financial holding company for Columbia River Bank, which operates 21 branches located in The Dalles (3), Hood River, Bend (4), Madras, Redmond (2), Pendleton, Hermiston, McMinnville
(3), Canby and Newberg, Oregon, and in Goldendale, White Salmon and Richland, Washington. Columbia River Bank also provides mortgage-lending services through CRB Mortgage Team and brokerage services through CRB Financial Services Team.

    FORWARD LOOKING STATEMENTS

    This press release contains various forward-looking statements about plans and anticipated results of operations and financial condition relating to Columbia Bancorp. These statements include statements about Management's present plans and intentions about our strategy, growth, and deployment of resources, and about Management's expectations for future financial performance. Readers can sometimes identify forward-looking statements by the use of prospective language and context, including words like "may", "will", "should", "expect", "anticipate", "estimate", "continue", "plans", "intends", or other similar terminology. Because forward-looking statements are, in part, an attempt to project future events and explain Management's current plans, they are subject to various risks and uncertainties that could cause our actions and our financial and operational results to differ materially from those set forth in such statements. These risks and uncertainties include, without limitation, our ability to estimate accurately the value of certain of our intangible assets, economic and other factors that affect the collectibility of our loans, the impact of competition and fluctuations in market interest rates on Columbia's revenues and margins, Management's ability to open and generate growth from new branches, and other risks and uncertainties that we have in the past, or that we may from time to time in the future, detail in our filings with the Securities and Exchange Commission ("SEC"). Information presented in this report is accurate as of the date the report was filed with the SEC, and we cannot undertake to update our forward- looking statements or the factors that may cause us to deviate from them, except as required by law.

INCOME STATEMENT
(Unaudited)
(In thousands, except per share data and ratios)


                                                      Three Months Ended
                                                           March 31,
                                                    -----------------------
                                                                                  %
                                                       2006         2005        Change
                                                    ----------   ----------   ----------
Interest income                                     $   15,558   $   12,172           28%
Interest expense                                         3,600        2,511           43%
Net interest income before
 provision for loan losses                              11,958        9,661           24%
Provision for loan losses                                  550          200          175%
Net interest income
 after provision for loan losses                        11,408        9,461           21%

Non-interest income:
  Service charges and fees                               1,130        1,173           -4%
  Mortgage loan origination income                         638          460           39%
  Financial services revenue                               199          144           38%
  Credit card discounts and fees                           106          113           -6%
  Other non-interest income                                246          413          -40%
    Total non-interest income                            2,319        2,303            1%

Non-interest expense:
  Salaries and employee benefits                         4,577        3,687           24%
  Occupancy expense                                        866          797            9%
  Other non-interest expense                             2,333        2,087           12%
    Total non-interest expense                           7,776        6,571           18%

Income before provision for income taxes                 5,951        5,193           15%
Provision for income taxes                               2,229        1,880           19%
Net income                                          $    3,722   $    3,313           12%

Earnings per common share
  Basic                                             $     0.38   $     0.34           11%
  Diluted                                                 0.37         0.33           12%
Cumulative dividend per common share                      0.09         0.09           --

Book value per common share (1)                     $     8.15   $     7.03           16%
Tangible book value per common share (1)(2)               7.40         6.07           22%

Weighted average shares outstanding (1)
  Basic                                                  9,853        9,755
  Diluted                                               10,115       10,015
Actual shares outstanding (1)                            9,880        9,779

                                                         Quarter Ended
                                                    -----------------------
                                                     March 31,    March 31,
                                                       2006         2005
                                                    ----------   ----------
RATIOS
Interest rate yield on interest-earning
 assets, tax equivalent                                   8.28%        7.32%
Interest rate expense on interest-bearing
 liabilities                                              2.75%        2.09%
Interest rate spread, tax equivalent                      5.53%        5.23%
Net interest margin, tax equivalent                       6.37%        5.82%
Efficiency ratio (3)                                     54.47%       54.92%
Return on average assets                                  1.84%        1.84%
Return on average equity                                 19.01%       19.89%
Average equity / average assets                           9.69%        9.24%

(1) Prior periods have been adjusted to reflect the 10% stock dividend, effective December 29, 2005.
(2) Total common equity, less goodwill and other intangible assets, divided by actual shares outstanding.
(3) Non-interest expense divided by net interest income and non-interest income.

BALANCE SHEET
(Unaudited)
(In thousands)

                                                             Year                        Year
                                                             over                         to
                                                             Year                        Date
                                 March 31,    March 31,       %        December 31,       %
                                   2006         2005        Change        2005          Change
                                ----------   ----------   ----------   ------------   ----------
ASSETS
Cash and cash equivalents       $  106,970   $   96,807           10%  $     87,089           23%
Investment securities               35,776       37,519           -5%        36,780           -3%
Loans:
  Commercial loans                 105,109       99,338            6%       101,261            4%
  Agricultural loans                82,363       71,385           15%        84,271           -2%
  Real estate loans                295,378      255,212           16%       291,283            1%
  Real estate loans -
   construction                    175,594      130,811           34%       184,332           -5%
  Consumer loans                    13,201       14,259           -7%        13,775           -4%
  Loans held for sale                4,079        4,188           -3%         5,879          -31%
  Other loans                        8,399        7,791            8%         7,923            6%
    Total gross loans              684,123      582,984           17%       688,724           -1%

  Unearned loan fees                (1,404)      (1,421)           1%        (1,513)           7%
  Allowance for loan losses         (8,866)      (8,249)          -7%        (9,526)           7%
      Net loans                    673,853      573,314           18%       677,685           -1%

Property and equipment, net         16,748       15,144           11%        15,784            6%
Goodwill                             7,389        7,389           --          7,389           --
Mortgage servicing asset, net           --        2,046         -100%            --           --
Other assets                        15,977       11,768           36%        16,512           -3%
       Total assets             $  856,713   $  743,987           15%  $    841,239            2%

LIABILITIES
Deposits:
  Non-interest bearing demand
   deposits                     $  214,561   $  187,787           14%  $    220,450           -3%
  Interest bearing demand
   deposits                        293,187      233,050           26%       278,070            5%
  Savings accounts                  42,666       36,272           18%        41,128            4%
  Time certificates                172,183      178,718           -4%       168,174            2%
    Total deposits                 722,597      635,827           14%       707,822            2%

Borrowings                          47,416       37,545           26%        49,815           -5%
Other liabilities                    6,208        1,865          233%         6,110            2%
       Total liabilities           776,221      675,237           15%       763,747            2%

Shareholders' equity                80,492       68,750           17%        77,492            4%
       Total liabilities and
        shareholders' equity    $  856,713   $  743,987           15%  $    841,239            2%

ADDITIONAL FINANCIAL INFORMATION
(Unaudited)
(In thousands, except quantities and ratios)

                                                 March 31,    March 31,
                                                   2006         2005
                                                ----------   ----------
NON-PERFORMING ASSETS
Delinquent loans on non-accrual status          $    2,808   $      705
Delinquent loans on accrual status                      --           --
Restructured loans                                      36           --
Total non-performing loans                           2,844          705
Other real estate owned                                 --           84
Total non-performing assets                     $    2,844   $      789

Total non-performing assets / total assets            0.33%        0.11%


                                                    Quarter Ended
                                                -----------------------
                                                 March 31,   March 31,
                                                   2006         2005
                                                ----------   ----------
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period                  $    9,526   $    8,184
Provision for loan losses                              550          200
Recoveries                                              50           17
Charge offs                                           (570)        (152)
Reclassify allowance for unfunded
 loan commitments                                     (690)          --
Balance at end of period                        $    8,866   $    8,249

Allowance for loan losses / gross
 loans and loans held for sale                        1.30%        1.42%
Non-performing loans / allowance for
 loan losses                                         32.08%        8.55%


                                                    Quarter Ended
                                                -----------------------
                                                 March 31,   March 31,
                                                   2006         2005
                                                ----------   ----------
FINANCIAL PERFORMANCE
Average interest-earning assets                 $  766,141   $  679,128
Average gross loans and loans held for sale        686,339      578,409
Average assets                                     819,172      731,022
Average interest-bearing liabilities               531,185      486,378
Average interest-bearing deposits                  501,250      448,218
Average deposits                                   707,348      622,459
Average liabilities                                739,782      663,473
Average equity                                      79,390       67,548


SOURCE  Columbia Bancorp
    -0-                             04/26/2006
    /CONTACT: Roger L. Christensen, President and CEO, +1-541-298-6633, or rchristensen@columbiabancorp.com, or Greg B. Spear, Executive Vice President and CFO, +1-541-298-6612, or gspear@columbiabancorp.com, both of Columbia Bancorp/
    /Web site:  http://www.columbiabancorp.com/

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